As filed with the Securities and Exchange Commission on April 29, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AT&T WIRELESS SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1379052 (I.R.S. Employer Identification No.)

7277 164th Avenue NE, Building 1
Redmond, Washington 98052
(Address of principal executive offices, including zip code)

AT&T WIRELESS SERVICES, INC. 1165(e) PLAN

(Full title of the plan)

GREGORY P. LANDIS
Executive Vice President and General Counsel
AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 1
Redmond, Washington 98052
(425) 580-6000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

J. Sue Morgan
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Securities	Amount to Be	Proposed Maximum	Aggregate Offering	Registration
to Be Registered	Registered(1)	Offering Price Per Share(2)	Price(2)	Fee(2)

Common Stock, par value $0.01 per share,	50,000	$6.75	$337,500	$27.30
together with associated common stock purchase
rights, under the AT&T Wireless Services, Inc.
1165(e) Plan

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(1)	Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act. The proposed maximum price per share is estimated to be $6.75 based on the average of the high sales price ($6.90) and the low sales price ($6.60) per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 25, 2003.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

     (a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 25, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

     (b)     The Registrant’s Current Reports on Form 8-K, filed on January 28, 2003, March 10, 2003, April 4, 2003 and April 23, 2003.

     (c)      The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on June 26, 2001 and the Registration Statement on Form 8-A/A filed on October 17, 2002, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Registrant’s certificate of incorporation provides that each person who was or is made a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or, is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation

Law, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith; provided, however, that, except when such person is bringing action against the Registrant to recover an unpaid claim of indemnification, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding, or part thereof, initiated by such person only if such proceeding, or part thereof, was authorized by the Registrant’s board of directors. The Registrant’s certificate of incorporation also provides that the Registrant shall pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Registrant thereunder in respect of any occurrence or matter arising before any such repeal or modification. The Registrant’s certificate of incorporation also specifically authorizes the Registrant to maintain insurance and to grant similar indemnification rights to the Registrant’s employees or agents.

     The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payments of unlawful dividends or unlawful stock repurchases or redemptions, or

•	any transaction from which the director derived an improper personal benefit.

     The Registrant’s certificate of incorporation provides that none of the Registrant’s directors will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability

•	for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

     The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

5.2	Opinion of Abarca & Associates P.S.C. regarding compliance with ERISA

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

23.3	Consent of Abarca & Associates P.S.C. (included in opinion filed as Exhibit 5.2)

24.1	Power of Attorney (see signature page)

Item 9. UNDERTAKINGS

A.          The undersigned Registrant hereby undertakes:

             (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 29th day of April, 2003.

AT&T WIRELESS SERVICES, INC.

/s/ John D. Zeglis

By: John D. Zeglis Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes Gregory P. Landis and Marilyn J. Wasser, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of April, 2003.

Signature	Title

/s/ John D. Zeglis John D. Zeglis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Joseph McCabe, Jr. Joseph McCabe, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Walter Y. Elisha Walter Y. Elisha	Director

/s/ Donald V. Fites Donald V. Fites	Director

/s/ Ralph S. Larsen Ralph S. Larsen	Director

/s/ John W. Madigan John W. Madigan	Director

/s/ Koichi Nishimura Koichi Nishimura	Director

/s/ Nobuharu Ono Nobuharu Ono	Director

/s/ A. Barry Rand A. Barry Rand	Director

/s/ Carolyn M. Ticknor Carolyn M. Ticknor	Director

AT&T WIRELESS SERVICES, INC. 1165(e) PLAN

          Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the AT&T Wireless Services, Inc. 1165(e) Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Redmond, State of Washington, on the 29th day of April, 2003.

AT&T WIRELESS SERVICES, INC. 1165(e) PLAN

BY: AT&T WIRELESS SERVICES, INC

By: /s/ D. Jane Marvin

Name: D. Jane Marvin
Title: Executive Vice President, Human Resources

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

5.2	Opinion of Abarca & Associates P.S.C. regarding compliance with ERISA

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

23.3	Consent of Abarca & Associates P.S.C. (included in opinion filed as Exhibit 5.2)

24.1	Power of Attorney (see signature page)